                                                                    EXHIBIT 4.11

                             INTERCREDITOR AGREEMENT

            THIS INTERCREDITOR AGREEMENT dated as of March 20, 2003 (as modified, amended, restated or supplemented from time to time, this "AGREEMENT"), by and among:

            (1) U.S. Bank National Association, in its capacity as the collateral agent under the Collateral Agency and Intercreditor Agreement described below (the "COLLATERAL AGENT");

            (2) Castle SPFD, LLC, a Delaware limited liability company (the "SPE");

            (3) A. M. Castle & Co., a Maryland corporation ("CASTLE"), Total Plastics, Inc., a Michigan corporation ("TOTAL PLASTICS"), Oliver Steel Plate Co., a Delaware corporation ("OLIVER"), and Keystone Tube Company, LLC, a Delaware limited liability company ("KEYSTONE"; and together with Castle, Total Plastics and Oliver, each, a "COMPANY" and collectively, the "COMPANIES");

            (4) Massachusetts Mutual Life Insurance Company, Allstate Life Insurance Company, Nationwide Life Insurance Company, The Northwestern Mutual Life Insurance Company, United of Omaha Life Insurance Company, Mutual of Omaha Life Insurance Company, Bank of America, N.A. and The Northern Trust Company (collectively, the "EXISTING LENDERS")

            (5) Castle IND MGR, Inc. (the "INDEPENDENT MEMBER"); and

            (6) General Electric Capital Corporation, a Delaware corporation ("GE CAPITAL"), acting in its capacity as administrative agent for the Purchaser under the Purchase Agreement (in such capacity, together with its successors and assigns, the "RECEIVABLES AGENT").

                                R E C I T A L S:

            A. The Companies and the SPE are parties to that certain Receivables Sale and Contribution Agreement, dated as of December 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "SALE AGREEMENT"), pursuant to which each of the Companies has agreed to sell and/or contribute to the SPE, and the SPE has agreed to purchase and accept from such Company, all of the right, title and interest of such Company in all of its Receivables and the Related Security (each as hereinafter defined).

            B. Castle, as master servicer, Total Plastics, as servicer, Oliver, as servicer, the SPE, Castle IND MGR, Inc., a Delaware corporation (the "INDEPENDENT MEMBER"), and GE Capital, as purchaser and the Receivables Agent, are parties to that certain Receivables Purchase and Servicing Agreement, dated as of December 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which GE Capital has agreed to purchase interests in the Receivables and Related Security sold and contributed to the SPE pursuant to the Sale Agreement.

            C. Pursuant to (i) the Reimbursement Agreement, dated as of June 1, 1994 by Castle in favor of NBD Bank, N.A., as assigned and amended pursuant to the terms of an Assignment and Amendment of Reimbursement Agreement, dated as of June 12, 2001, by and among Castle, Bank One, NA (successor to NBD Bank, N.A.) and Bank of America, N.A. ("BOFA"), as further amended by the Second Amendment to Reimbursement Agreement dated November 22, 2002, the Third Amendment to Reimbursement Agreement dated December 26, 2002 and the Fourth Amendment to Reimbursement Agreement dated March 20, 2002 and the related documents (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "JUNE 1994 REIMBURSEMENT Agreement"), (ii) the Reimbursement Agreement, dated as of November 1, 1994 by Castle in favor of NBD Bank, N.A., as assigned and amended pursuant to the terms of an Assignment and Amendment of Reimbursement Agreement, dated as of November 1, 2001, by and among Castle, Bank One, NA (successor to NBD Bank, N.A.), as further amended by the Second Amendment to Reimbursement Agreement dated as of November 1, 2001, the Third Amendment to Reimbursement Agreement dated as of November 22, 2002, the Fourth Amendment to Reimbursement Agreement dated as of December 26, 2002 and the Fifth Amendment to Reimbursement Agreement dated March 20, 2003 and the related documents (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "NOVEMBER 1994 REIMBURSEMENT AGREEMENT"), and (iii) the Application and Agreement for Standby Letter of Credit dated as of March 5, 2002 and the related documents (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "MARCH 2002 AGREEMENT"; and, together with the June 1994 Reimbursement Agreement and the November 1994 Reimbursement Agreement, the "REIMBURSEMENT AGREEMENTS"), BofA has issued letters of credit (u) pursuant to which up to a maximum amount of $611,337 may be drawn at any one time to secure payments due in connection with certain State of Ohio, Industrial Development Refinancing Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company, (v) pursuant to which up to a maximum amount of $1,008,188 may be drawn at any one time to secure payments due in connection with certain The Industrial Development Authority of the City of Kansas City, Missouri, Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company, (w) pursuant to which up to a maximum of $672,544 may be drawn at any one time in connection with certain Village of Franklin Park, Illinois Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company; (x) pursuant to which up to a maximum of $194,281 may be drawn at any one time to secure payments due in connection with certain Village of Rosemont, Illinois Industrial Development Refunding Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company; (y) pursuant to which up to a maximum of $3,762,740 may be drawn at any one time to secure payments due in connection with certain City of Hammond, Indiana Adjustable Rate Economic Development Revenue Bonds (A.M. Castle & Co. Project) Series 1994 issued to provide financing to the Company and (z) pursuant to which up to $5,000,000 may be drawn to secure payments due from Kreher Steel Company LLC ("KREHER") in connection with a certain Amended and Restated Credit Agreement, dated as of March 8,

2002 (as from time to time amended or modified) between Kreher and BofA, as Agent (the items described in clauses (u) - (z) are herein collectively, as may be amended, supplemented, restated or otherwise modified from time to time, referred to as the "BOFA LETTERS OF CREDIT").

            D. Pursuant to (i) the Guarantee Agreement dated as of November 22, 2002 by Castle in favor of BofA, Castle guaranteed to BofA (a) the payment by the City of LaPorte, Indiana (the "KEYSTONE ISSUER") of all principal interest and any other amounts payable by the Keystone Issuer in respect of the Keystone Issuer's Economic Development Revenue Bonds, Series 1998 (Keystone Services, Inc. Project) (the "LAPORTE BONDS"), and (b) the payment and performance by Keystone Service, Inc. of all of its covenants, agreements, obligations and liabilities under that certain Loan Agreement, dated as of April 1, 1998, between the Keystone Issuer and Keystone Service, Inc. and (ii) the Guarantee Agreement dated as of November 22, 2002 by Castle in favor of BofA Castle guaranteed the payment to BofA by The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority (the "MECKLENBURG ISSUER") of all principal, interest and other amounts payable by the Mecklenburg Issuer in respect to the Mecklenburg Issuer's Tax-Exempt Industrial Revenue Bonds (A.M. Castle & Co. Project) Series 1996 (the "MECKLENBURG BONDS"); the obligation of Castle under each of said Guarantee Agreements are herein collectively, as may be amended, supplemented, restated or otherwise modified from time to time, referred to as the "IRB BOND GUARANTY OBLIGATIONS" and each such Guarantee Agreement, as may be amended, supplemented, restated or otherwise modified from time to time, is herein referred to as an "IRB BOND GUARANTEE").

            E. Pursuant to the Trade Acceptance Purchase Agreement dated as of August 13, 2001 between Castle and The Northern Trust Company ("NORTHERN TRUST"), as amended by the First Amendment thereto dated as of April 29, 2002, the Second Amendment thereto dated as of June 30, 2002, the Third Amendment thereto dated as of November 22, 2002, the Fourth Amendment thereto dated December 26, 2002 and the Fifth Amendment thereto dated March 20, 2003 (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "TRADE ACCEPTANCE PURCHASE AGREEMENT"), Northern Trust agreed to purchase certain Trade Acceptances (as defined therein) from Castle from time to time.

            F. Pursuant to (i) the Note Agreement dated as of April 1, 1996 between Castle and Nationwide Life Insurance Company, as amended by the First Amendment and Waiver to Note Agreement dated as of December 1, 1998, the Second Amendment to Note Agreement dated November 22, 2002, the Third Amendment to Note Agreement dated as of December 26, 2002 and the Fourth Amendment to Note Agreement dated as of March 20, 2003, (ii) the Note Agreement dated as of May 15, 1997 among Castle, Massachusetts Mutual Life Insurance Company and United of Omaha Life Insurance Company, as amended by the First Amendment and Waiver to Note Agreement, dated as of December 1, 1998, the Second Amendment to Note Agreement dated November 22, 2002, the Third Amendment to Note Agreement dated as of December 26, 2002 and the Fourth Amendment to Note Agreement dated as of March 20, 2003, and (iii) the Note Agreement, dated as of March 1, 1998, among Castle, Allstate Life Insurance Company, The The Northwestern Mutual Life Insurance Company, Massachusetts Mutual Life Insurance Company, Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company, as amended by the First Amendment and Waiver to Note Agreement, dated as of December 1, 1998, the Second Amendment to Note Agreement dated November 22, 2002, the Third Amendment to Note Agreement dated as of December 26,

2002 and the Fourth Amendment to Note Agreement dated as of March 20, 2003 (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "NOTE AGREEMENTS"), Castle issued various series of senior notes (collectively, as may be amended, supplemented, restated or otherwise modified from time to time, the "SENIOR NOTES") to the other parties to the Note Agreements (each of such other parties, a "NOTEHOLDER" and collectively, the "NOTEHOLDERS").

            G. To secure their obligations to the Existing lenders (all of the foregoing and their permitted successors and assigns under Section 3.3 hereof, collectively, the "LENDERS") under the Loan Documents (hereinafter defined), Castle and certain of its Subsidiaries (other than the SPE and the Independent Member) have granted to the Collateral Agent, for the benefit of the Lenders, liens on, among other things, Lender Collateral.

            H. The parties hereto wish to set forth certain agreements with respect to the Receivables Assets (as hereinafter defined) and with respect to the Lender Collateral (as hereinafter defined).

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

                             ARTICLE 1. DEFINITIONS

      1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCOUNT COLLATERAL" has the meaning assigned to it in clause (f) of the definition of the term "Related Security".

            "BANKRUPTCY CODE" means the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

            "BILLING DATE" means, with respect to any Receivable or Unsold Receivable, as the case may be, the date on which the invoice with respect thereto was generated and billed to the Obligor.

            "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in any of the States of Illinois or New York.

            "CLAIM" means the Lender Claim or the Receivables Claim, as applicable.

            "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of March 20, 2003, among the Collateral Agent, BofA, the Noteholders, Northern Trust, the Guarantors (as defined therein) and any holders of Additional Future Debt (as defined therein), as may be amended, supplemented, restated or otherwise modified from time to time.

            "COLLECTION ACCOUNT" means Deutsche Bank Trust Company Americas, New York, New York, ABA No. 021 001 033, Account No. 502 328 54, Account Name: GE Capital/CAF Depository, Reference: A. M. Castle CFN 4963, or any successor collection account, established by the Receivables Agent under the Purchase Agreement.

            "COLLECTIONS" means, with respect to any Receivable, all cash collections and other proceeds of such Receivable, including, without limitation, all late charges, fees and interest arising thereon, all recoveries with respect to any such Receivable that has been written off as uncollectible, and any payments (whether by a scrap mill, any Company or any other Person) with respect to Returned Goods or Scrapped Goods, BUT EXCLUDING, HOWEVER, in respect of the Transferred Receivables, any purchase price paid to the Companies by the SPE with respect to and as consideration for the sale of the Transferred Receivables by any of the Companies to the SPE.

            "CONCENTRATION ACCOUNT" means that certain concentration account listed on Schedule 4.01(r), as amended, to the Purchase Agreement established in the name of the SPE and held at the Concentration Account Bank.

            "CONCENTRATION ACCOUNT BANK" means any bank or other financial institution at which the Concentration Account is maintained.

            "CONTRACT" means any of the Receivables Contracts or the Unsold Receivables Contracts.

            "CONTRIBUTED RECEIVABLE" means a Receivable and Related Security contributed to SPE as capital contribution under the Sale Agreement.

            "DEPOSIT INVESTMENTS" means, with respect to any Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

            "DESIGNATED DISTRICT" means a District which has been designated in writing by the Receivables Agent to the Companies pursuant to the provisions of the Related Documents as giving rise to Designated Receivables.

            "DESIGNATED RECEIVABLE" means any indebtedness of Obligors (whether constituting an account, a payment intangible, an instrument or otherwise) arising from the sale of merchandise, goods or services by any District of any Company to its Obligors (including the right to payment of any interest or finance charges and other obligations of such Obligors with respect thereto) designated in writing by the Receivables Agent to the Companies pursuant to the provisions of the Related Documents at any time that the aggregate principal amount of Transferred Receivables at any one time outstanding exceeds $75,000,000 and arising after the date of such written designation.

            "DISPOSITION" means any liquidation of Castle or any of its Subsidiaries or their assets, the establishment of any receivership for Castle or any of its Subsidiaries or their assets, a bankruptcy proceeding (either voluntary or involuntary) of Castle or any of its Subsidiaries, the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction of, or damage to, or any other sale, transfer, assignment or other disposition of assets of Castle or any of its Subsidiaries (other than the sale, contribution and transfer of interests in the Receivables Assets pursuant to the Sale Agreement and the Purchase Agreement).

            "DISTRICT" means the geographic location of the office of the Company which generates a Contract with respect to any Receivable or Unsold Receivable.

            "ENFORCEMENT" means, collectively or individually, (a) any declaration by the Receivables Agent or the Purchaser or automatic occurrence of the Facility Termination Date as a result of the occurrence of a Termination Event under the Related Documents; or (b) the Collateral Agent or any of the Lenders, after the occurrence and during the continuance of a Loan Event of Default, (i) demands payment in full of or accelerates or requires cash collateral for the indebtedness of Castle and its Subsidiaries (other than the SPE and the Independent Member) to the Lenders under the Loan Documents or (ii) commences the judicial or nonjudicial enforcement of any of the default rights and remedies against Castle or its Subsidiaries (other than the SPE and the Independent Member) or any of their respective assets under the Loan Documents or applicable law.

            "ENFORCEMENT NOTICE" means a written notice delivered in accordance with Section 2.4 hereof which notice shall (a) if delivered by the Receivables Agent, state that the Facility Termination Date has occurred, specify the nature of the Termination Event that has caused the declaration of such Facility Termination Date, and state that an Enforcement Period has commenced and (b) if delivered by the Collateral Agent, state that a Loan Event of Default has occurred and that the payment in full of or cash collateral for the Lender Claim has been demanded or the indebtedness of Castle or its Subsidiaries (other than the SPE and the Independent Member) to any of the Lenders has been accelerated, specify the nature of the Loan Event of Default that caused such demand or acceleration, and state that an Enforcement Period has commenced.

            "ENFORCEMENT PERIOD" means the period of time following the receipt by either (a) the Collateral Agent, on behalf of the Lenders, or (b) the Receivables Agent of an Enforcement Notice delivered by the other until the earliest of the following: (i) the Receivables Claim has been satisfied in full, the Purchaser and the Receivables Agent have no further obligations under the Related Documents and the Related Documents have been terminated; (ii) the Lender Claim has been satisfied in full, the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated; and (iii) the parties hereto agree in writing to terminate the Enforcement Period.

            "FACILITY TERMINATION DATE" means the earliest of (a) the date so designated pursuant to the Purchase Agreement, (b) December 26, 2005, and (c) the date of termination of the Maximum Purchase Limit specified in a notice from the SPE to the Purchaser delivered pursuant to the Purchase Agreement.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "JOINDER AGREEMENT" means the Joinder Agreement in the form of Exhibit C attached hereto.

            "LENDER CLAIM" means all of the indebtedness, obligations and other liabilities of Castle or its Subsidiaries (other than the SPE and the Independent Member) now or hereafter arising under, or in connection with the Loan Documents, including, but not limited to, all reimbursement obligations of Castle with respect to any loans made or any letters of credit issued thereunder, all guarantee obligations of Castle's Subsidiaries (other than the SPE and the Independent Member) under the Loan Documents, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of Castle or its Subsidiaries (other than the SPE and the Independent Member), whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, premiums, make-whole amounts, yield maintenance amounts, fees or expenses due thereunder, and any costs of collection or enforcement.

            "LENDER COLLATERAL" means all property and interests in property now owned or hereafter acquired or created, of Castle or any of its Subsidiaries (other than the SPE and the Independent Member) in or upon which a Lender Interest is granted or purported to be granted by any such Person to any of the Lenders under any of the Loan Documents, EXCLUDING, HOWEVER, the Receivables Assets, the Returned Goods or Scrapped Goods the original sale of which gave rise to a Transferred Receivable (except as otherwise set forth in Section 2.1(a)) hereof, BUT INCLUDING Returned Goods or Scrapped Goods in or on which the Lender Interest is junior, subordinated and subject to the Receivables Interest pursuant to Section 2.1(a) hereof.

            "LENDER INTEREST" means, with respect to any property or interest in property (including, without limitation, the Lender Collateral), now owned or hereafter acquired or created, of Castle or any of its Subsidiaries (other than the SPE and the Independent Member), any lien, claim, encumbrance, security interest, voting right, right of offset (whether contractual or arising at common law) or other interest of the Collateral Agent (for the benefit of itself and the Lenders) or any Lender in such property or interests in or to such property.

            "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

            "LOAN DOCUMENTS" means the Collateral Agency and Intercreditor Agreement, the Reimbursement Agreements, the Trade Acceptance Purchase Agreement, the Note Agreements, the IRB Bond Guarantees, any Additional Future Debt Documents (as defined in the Collateral Agency and Intercreditor Agreement), the following collateral documents, each dated as of March 20, 2003: the Security Agreement between the Collateral Agent and the Obligors, the Stock Pledge Agreement between the Collateral Agent and Castle, the Trademark Collateral Security and Pledge Agreement among the Collateral Agent, Castle and Total Plastics, the Environmental Indemnity Agreement between the Obligors and the Collateral Agent, Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle and the Collateral Agent (Charlotte, NC), the Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle and the Collateral Agent (Bedford Heights, OH), the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases between the Company and the Collateral Agent (Grand Prairie, TX), the Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between Keystone and the Collateral Agent (Franklin Park, IL), the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle and the Collateral Agent (Houston, TX), the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle and the Collateral Agent (Kansas City, MO), the Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases between Kestone and the Collateral Agent (Paramount, CA), the Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between the Company and the Collateral Agent (Blaine, MN), the Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle, Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between Castle and the Collateral Agent (Worcester, MA) and the Collateral Agent (Fairless Hills, PA) and Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases between Total Plastics and the Collateral Agent (Grand Rapids, MI), and all related documents executed pursuant to any of the foregoing, in each case, as may be amended, supplemented, restated or otherwise modified from time to time. For the purposes of this definition of the term "Loan Documents", "Obligors" means Castle, Datamet, Inc., an Illinois corporation, Keystone, Total Plastics, Paramont Machine Company, LLC, a Delaware limited liability company, Advanced Fabricating Technology, LLC, a Delaware limited liability company, Oliver, and Metal Mart, LLC, a Delaware limited liability company.

            "LOAN EVENT OF DEFAULT" has the meaning ascribed to the term "Event of Default" under and as defined in any of the Reimbursement Agreements, the IRB Bond Guarantees, the Trade Acceptance Purchase Agreement, any of the Note Agreements or any Additional Future Debt Documents (as defined in the Collateral Agency and Intercreditor Agreement).

            "LOCKBOX" has the meaning ascribed to it in Section 6.01(a)(ii) of the Purchase Agreement.

            "LOCKBOX ACCOUNT" means each lockbox account or blocked account (including blocked accounts consisting of deposit accounts and concentration accounts) listed on Schedule 4.01(r) to the Purchase Agreement as amended from time to time established in the name of the SPE and held at a Lockbox Account Bank, together with any other segregated deposit account established by the SPE for the deposit of Collections pursuant to and in accordance with the Purchase Agreement.

            "LOCKBOX ACCOUNT BANK" means any bank or other financial institution at which one or more Lockbox Accounts are maintained.

            "LOCKBOX ACCOUNT AGREEMENT" means any agreement among any one or more Companies, the SPE, the Receivables Agent, a Lockbox Account Bank and/or Concentration

Account Bank with respect to a Lockbox, Lockbox Account and/or Concentration Account that provides, among other things, that (a) all items of payment deposited in such Lockbox, Lockbox Account or Concentration Account are held by such Lockbox Account Bank or such Concentration Account Bank, as the case may be, as custodian for GE Capital, as Receivables Agent, (b) neither the Lockbox Account Bank nor the Concentration Account Bank, as applicable, has any rights of setoff or recoupment or any other claim against such Lockbox Account or Concentration Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such Account and for returned checks or other items of payment and (c) such Lockbox Account Bank agrees to forward all Collections received in such Lockbox Account to the Concentration Account within one Business Day of receipt of available funds, and such Concentration Account Bank agrees to forward all Collections received in the Concentration Account to the Collection Account within one Business Day of receipt of available funds, and is otherwise in form and substance acceptable to the Receivables Agent.

            "MAXIMUM PURCHASE LIMIT" means $60,000,000 as such amount may be reduced in accordance with Section 2.02(a) of the Purchase Agreement.

            "OBLIGOR" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

            "OUTSTANDING BALANCE" means, with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the amount billed to the Obligor thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to or any other modifications that reduce such amount billed to the Obligor; PROVIDED THAT if the Receivables Agent or any of the Companies makes a determination that all payments by such Obligor with respect to such amount billed have been made, the Outstanding Balance shall be zero.

            "PERSON" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

            "PURCHASER" means GE Capital and its assigns under the Purchase Agreement.

            "RECEIVABLE" means, with respect to any Obligor, indebtedness of such Obligor (whether constituting an account, a payment intangible, an instrument or otherwise) arising from the sale of merchandise, goods or services by a Company to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; PROVIDED THAT the definition of "Receivable" shall exclude the Designated Receivables.

            "RECEIVABLES ASSETS" means the Transferred Receivables and Related Security (exclusive of any Collections or other monies deposited in the Collection Account, any Lockbox Account or the Concentration Account which are not Collections related to Transferred Receivables, and, for the avoidance of doubt, exclusive of Unsold Receivables).

            "RECEIVABLES CONTRACT" means any agreement (including any invoice, draft or promissory note) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

            "RECEIVABLES CLAIM" means (a) all indebtedness, obligations and other liabilities of the SPE to the Receivables Agent and the Purchaser and (b) until and unless all of the obligations to the Receivables Agent or any Purchaser arising under or in connection with the Related Documents have been fully performed and indefeasibly paid in full in cash to the Receivables Agent, all indebtedness, obligations and other liabilities of (i) any of the Companies now or hereafter arising under, or in connection with, any of the Related Documents or (ii) any of the Companies to the SPE now or hereafter arising under, or in connection with, the Related Documents, including, but not limited to, all sums or advances now made to or for the benefit of the SPE under the Purchase Agreement, any yield or interest thereon (including, without limitation, interest or yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Companies or the SPE, whether or not such interest or yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

            "RECEIVABLES INTEREST" means, with respect to any of the Receivables Assets or any property or interest in property, any lien, claim, encumbrance, security interest or other interest of any or all of the SPE, the Purchaser and/or the Receivables Agent in or to any of such property.

            "RECORDS" means all Receivables Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Company, any Sub-Servicers or the SPE with respect to the Receivables Assets and the Obligors thereunder.

            "RELATED DOCUMENTS" means the Sale Agreement, the Purchase Agreement, each as amended from time to time, and any other agreements, instruments or documents (other than this Agreement) executed by (a) any or all of the Companies and delivered to the SPE or (b) the SPE and delivered to the Receivables Agent or the Purchaser.

            "RELATED SECURITY" means with respect to any Receivable:

            (a) all supporting obligations (as defined in Article 9 of the UCC), security interests or Liens and property subject thereto from time to time securing or purporting to secure the payment of such Receivable by the Person obligated thereon;

            (b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

            (c) all right, title and interest of Castle or any Subsidiary in and to any goods (including Returned Goods) the sale of which gave rise to such Receivable and all right, title and interest of Castle or any Subsidiary in and to payments made on account of Scrapped Goods; PROVIDED THAT Related Security will not include Returned Goods from and after the time, if any, when the SPE shall have received full cash payment required to be made under the Sale

Agreement on account of the reduction of the Outstanding Balance of the Receivable related to such Returned Good;

            (d) all Collections;

            (e) all Records;

            (f) all of the following (collectively, the "ACCOUNT COLLATERAL")
(A) in the case of any Company, all deposit accounts and/or lockboxes established for collection of Receivables and all funds on deposit therein and all certificates and instruments, if any, at any time or evidencing such accounts, lockboxes or such funds and (B) in the case of SPE:

                  (1) all deposit accounts, including the Lockbox Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing any deposit account, the Lockbox Accounts, the Lockboxes or such funds,

                  (2) the Collection Account, the Concentration Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Concentration Account or such funds,

                  (3) all Deposit Investments from time to time of amounts in the Collection Account, and all certificates, instruments and investment property, if any, from time to time representing or evidencing such Deposit Investments,

                  (4) all notes, certificates of deposit and other instruments in substitution for or relating to any of the then existing Account Collateral, and

                  (5) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Account Collateral; and

            (g) all proceeds of such Receivable and with respect to any of the foregoing.

            "REPURCHASED GOODS" means any Returned Goods or Scrapped Goods, the original sale of which gave rise to a Transferred Receivable, for which the SPE has received, pursuant to the Sale Agreement, a payment in cash for the adjustment of the Transferred Receivable with respect to which such return arose.

            "RETURNED GOODS" means goods, the sale of which gave rise to a Receivable, that are returned to a Company by an Obligor for any reason.

            "SCRAPPED GOODS" means goods, the sale of which gave rise to a Receivable, which are rejected by the applicable Obligor for any reason but which are scrapped rather than being returned to the applicable Company or any of its affiliates.

            "SOLD RECEIVABLE" means a Receivable and Related Security identified for sale to SPE under the Sale Agreement.

            "SPE MEMBERSHIP COLLATERAL" means the membership interest of the SPE upon which a Lender Interest is granted or purported to be granted by the Companies or any other owner thereof to the Collateral Agent under the Loan Documents.

            "SUB-SERVICER" means any Person with whom the Companies enter into a written contract pursuant to and in accordance with the Purchase Agreement relating to the servicing, administration or collection of the Transferred Receivables.

            "SUBSIDIARY" means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended from time to time.

            "TERMINATION EVENT" has the meaning ascribed to it in the Purchase Agreement.

            "TRANSFERRED RECEIVABLE" means any Sold Receivable or Contributed Receivable (it being understood and agreed that for the period from and including December 26, 2002 through and including the Facility Termination Date, such sale, contribution or transfer of a Receivable or Related Security shall occur immediately upon creation of such Receivable or Related Security); PROVIDED THAT any Receivable repurchased by a Company pursuant to Section 4.05 of the Sale Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the SPE.

            "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

            "UNSOLD RECEIVABLE" means, with respect to any Obligor, indebtedness of such Obligor (whether constituting an account, a payment intangible, an instrument or otherwise) arising from the sale of merchandise, goods or services by a Company to such Obligor (including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto) other than any and all Transferred Receivables with respect to such Obligor. Unsold Receivables include any Designated Receivable with respect to such Obligor.

            "UNSOLD RECEIVABLES CONTRACTS" has the meaning ascribed to it in clause (e) of the definition of the term "Unsold Related Security".

            "UNSOLD RECEIVABLES COLLECTIONS" has the meaning ascribed to it in clause (d) of the definition of the term "Unsold Related Security".

            "UNSOLD RECEIVABLES RECORDS" has the meaning ascribed to it in clause (e) of the definition of "Unsold Related Security".

            "UNSOLD RELATED SECURITY" means with respect to any Unsold
Receivable:

            (a) all supporting obligations (as defined in Article 9 of the UCC), security interests or Liens and property subject thereto from time to time securing or purporting to secure the payment of such Unsold Receivable by the Person obligated thereon;

            (b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Unsold Receivable;

            (c) all right, title and interest of Castle or any Subsidiary in and to any goods the sale of which gave rise to such Unsold Receivable;

            (d) all cash collections and other proceeds of such Unsold Receivable, including, without limitation, all late charges, fees and interest arising thereon, all recoveries with respect to any such Unsold Receivable that has been written off as uncollectible (collectively, the "UNSOLD RECEIVABLES COLLECTIONS");

            (e) all agreements (including any invoice, draft or promissory note) (collectively, the "UNSOLD RECEIVABLES CONTRACTS") pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Unsold Receivable and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained with respect to such Unsold Receivable (all items referenced to in this clause (e) are herein referred to as "UNSOLD RECEIVABLES RECORDS");

            (f) all deposit accounts and/or lockboxes established by Collateral Agent for collection of Unsold Receivables and all funds on deposit therein and all certificates and instruments, if any, at any time or evidencing such accounts, lockboxes or such funds; and

            (g) all proceeds of such Unsold Receivable and with respect to any of the foregoing.

For the avoidance of doubt, Unsold Related Security shall not include any Related Security.

                      ARTICLE 2. INTERCREDITOR PROVISIONS

      2.1. Priorities with Respect to Receivables and Collections, Etc.

            (a) Notwithstanding any provision of the UCC, any applicable law or decision or any of the Loan Documents, the Collateral Agent hereby agrees that (and the Lenders hereby so direct the Collateral Agent): (i) upon the sale, contribution or other transfer on or prior to the occurrence of the Facility Termination Date of an ownership or security interest in any Receivable or any Related Security by any of the Companies to the SPE pursuant to the Sale Agreement or by the SPE to the Purchaser pursuant to the Purchase Agreement, any Lender Interest in such Receivables and Related Security and the associated Collections shall automatically, and without any further action by the Receivables Agent, be released upon such sale, contribution or transfer (it being understood and agreed that for the period from and including December 26, 2002 through and including the Facility Termination Date, such sale, contribution or transfer of a Receivable or Related Security shall occur immediately upon creation of such Receivable or Related Security) and (ii) any Lender Interest in the Scrapped Goods and Returned Goods (other than the Repurchased Goods) shall automatically, and without any further action by the Receivables Agent, be released; PROVIDED, HOWEVER, that nothing in this Section
2.1 shall be deemed to constitute a release of: (w) any Lender Interest in the cash proceeds paid or payable to any or all of the Companies by the SPE for the sale of Receivables under the Sale Agreement; (x) any Lender Interest or other right the Collateral Agent has in any Unsold Receivables and the proceeds thereof, including, without limitation, Unsold Receivables Collections; (y) any Lender Interest in any other Lender Collateral or the SPE Membership Collateral; and (z) any Lender Interest or other right the Collateral Agent has in any interests which the Companies may have in Repurchased Goods; PROVIDED FURTHER, HOWEVER, that any Lender Interest in the Scrapped Goods and Returned Goods (other than the Repurchased Goods) shall be junior and subject and subordinate to the Receivables Interest therein unless and until the Companies shall have made all cash payments required to be made (if any) under the Related Documents on account of the reduction of the Outstanding Balance of any Transferred Receivable or Related Security related to the Scrapped Goods and Returned Goods (other than the Repurchased Goods). If any goods or merchandise, the sale of which has given rise to a Transferred Receivable or a Related Security, are returned to or repossessed by the Companies, then, upon payment by the Companies of all cash payments required (if any) on account thereof under the Related Documents, the Receivables Interest in such Returned Goods shall automatically and without further action cease to exist and be released and extinguished and such Returned Goods shall thereafter not constitute Receivables Assets for purposes of this Agreement unless and until such Returned Goods have been resold so as to give rise to a Receivable and Related Security and such Receivable and Related Security has been transferred or purported to be transferred to the SPE pursuant to the Sale Agreement.

            (b) Notwithstanding anything in the Related Documents or otherwise to the contrary, if the Facility Termination Date shall occur, no Receivables shall, without the prior written consent of the Collateral Agent, be sold, contributed or otherwise transferred to the SPE, and if any such sale, contribution or transfer shall nonetheless occur, the Lender Interest therein and in all proceeds thereof shall not be released hereunder and such Receivables shall not constitute Transferred Receivables and any Receivables Interest therein shall be subordinated to any Lender Interest therein.

      2.2. Distribution of Proceeds.

            (a) Except as otherwise provided in Section 2.3(b)(ii) hereof, (i) all proceeds of the Receivables Assets (including, without limitation, Collections) shall be paid to the Receivables Agent for application against the Receivables Claim and for application in accordance with the Related Documents until the Receivables Claim has been paid and satisfied in full in cash and the Related Documents have terminated and such proceeds shall not be subject to any right of offset, deduction, recoupment or similar rights (whether contractual or arising at common law) in favor of any Lender (except for rights of offset specifically provided for in any Lockbox Account Agreement); and (ii) any remaining proceeds of the Receivables Assets shall be paid to the SPE or as otherwise required by applicable law.

            (b) Except as otherwise provided in Section 2.3(b)(ii) hereof, (i) all proceeds of the Lender Collateral (including, without limitation, Unsold Receivables Collections) shall be paid to the Collateral Agent for application against the Lender Claim and for application in accordance with the Loan Documents and the Collateral Agency and Intercreditor Agreement until the Lender Claim has been paid and satisfied in full in cash and the Loan Documents are terminated and (ii) any remaining proceeds of the Lender Collateral shall be paid to Castle or the applicable Subsidiary thereof or as otherwise required by applicable law.

            (c) In the event that any of Castle, the SPE, the Purchaser or the Receivables Agent now or hereafter obtains possession of any funds which could constitute Lender Collateral ("LENDER COLLATERAL FUNDS") prior to the termination or release of the Lender Interest therein, it shall promptly deliver to the Collateral Agent such Lender Collateral Funds (and until delivered to the Collateral Agent, such Lender Collateral shall be held in trust for the Collateral Agent), PROVIDED that such property so received or held by Castle, the SPE, the Purchaser or the Receivables Agent constitutes Lender Collateral. Each of Castle, the SPE and the Receivables Agent (on behalf of itself and the Purchaser) further agrees to promptly turn over the proceeds of any Disposition of Lender Collateral which it might receive while any Lender Claim, any other obligations or liabilities under any Loan Document or any commitment to make financial accommodations thereunder remains outstanding, regardless of whether the Collateral Agent has a perfected and enforceable Lien on the assets of Castle or its Subsidiaries (other than the SPE and the Independent Member) from which the proceeds of any such Disposition have been received, PROVIDED that such proceeds so received or held by Castle, the SPE, the Purchaser or the Receivables Agent constitutes proceeds of a Disposition of Lender Collateral.

            (d) In the event that Castle or the Collateral Agent now or hereafter obtains possession of any funds which could constitute Receivables Assets ("RECEIVABLES FUNDS") prior to the termination or release of the Receivables Interest therein, Castle shall and the Collateral Agent shall upon direction from the Lenders that are Requisite Parties (as defined in the Collateral Agency and Intercreditor Agreement) promptly deliver to the Receivables Agent such Receivables Assets (and until delivered to the Receivables Agent, such Receivables Assets shall be held in trust for the Receivables Agent). Castle and the Collateral Agent further agree to promptly turn over the proceeds of any Disposition of Receivables Assets (such proceeds, together with Receivables Funds, herein referred to as the "RECEIVABLES PROCEEDS") to the Receivables Agent which it might receive while any Receivables Claim, any other obligations or liabilities under the Related Documents or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Receivables Agent has a perfected and enforceable Lien on the assets from which the proceeds of such Disposition have been received. Promptly upon receipt of such Receivables Proceeds, the Collateral Agent shall notify each of the Lenders of such receipt and the amount of nature of such Receivables Proceeds, and the Lenders that are Requisite Parties agree to promptly direct the Collateral Agent to make such delivery, PROVIDED that such property so received or held by the Collateral Agent constitutes Receivables Assets or proceeds of a Disposition of Receivables Assets.

            (e) If any inventory of the Companies subject to a Lender Interest has been commingled with Returned Goods in which the Receivables Interest continues as provided in Section 2.1(a) hereof and the Collateral Agent receives any proceeds on account of such inventory (whether by reason of sale or by reason of insurance payments on account thereof) prior to release of such Receivables Interest, then: (i) all proceeds of such inventory shall be paid to the Collateral Agent and the Collateral Agent shall upon direction from the Lenders that are Requisite Parties (as defined in the Collateral Agency and Intercreditor Agreement) immediately upon receipt of such proceeds pay to the Receivables Agent for application against the Receivables Claim a share of such proceeds equal to the dollar amount thereof times a fraction, the numerator of which equals the book value of the Returned Goods on account of which the Collateral Agent has received cash proceeds and the denominator of which equals the book value of all of the inventory on account of which the Collateral Agent has received such cash proceeds; and (ii) any remaining proceeds shall be paid to the Collateral Agent for application against the Lender Claim. Promptly upon receipt of such proceeds, the Collateral Agent shall notify each of the Lenders of such receipt and the amount of nature of such proceeds, and the Lenders that are Requisite Parties agree to promptly direct the Collateral Agent to make such delivery, PROVIDED that such proceeds so received or held by the Collateral Agent constitutes proceeds of such inventory. The Collateral Agent agrees that, in the event the Collateral Agent sells any Returned Goods in which the Receivables Agent continues to have an interest, such sale shall be conducted in a commercially reasonable manner to the extent required by applicable law.

      2.3. Receivables Accounts.

            (a) Each of the SPE and the Receivables Agent hereby acknowledges that the Collateral Agent shall be entitled to Unsold Receivables Collections, that Unsold Receivables Collections shall not constitute Receivables Assets and that the SPE and the Receivables Agent have no claim on Unsold Receivables Collections. The Collateral Agent hereby acknowledges that the Receivables Agent shall be entitled to Collections, that Collections shall not constitute Lender Collateral and that the Collateral Agent and the Lenders have no claim on Collections.

            (b) Each of the parties hereto hereby agrees that all Collections shall be paid or delivered to the Receivables Agent for application in accordance with Section 2.2(a) hereof and all Unsold Receivables Collections shall be paid or delivered to the Collateral Agent in accordance with Section 2.2(b) hereof. For the purpose of determining whether specific collections have been received on account of Receivables Assets or on account of Unsold Receivables, the parties agree as follows:

                  (i) All payments made by an Obligor which is obligated to make payments on Transferred Receivables or Related Security but is not obligated to make any payments on Unsold Receivables (including Unsold Related Security) shall be conclusively presumed to be payments on account of Transferred Receivables or Related Security and all payments made by an Obligor which is obligated to make payments on Unsold Receivables but is not obligated to make any payments on Transferred Receivables or Related Security shall be conclusively presumed to be payments on account of Unsold Receivables; and

                  (ii) All payments made by an Obligor which is obligated to make payments with respect to both Transferred Receivables (including Related Security) and Unsold Receivables (including Unsold Related Security) shall be applied against the specific Receivables or Related Security, if any, or the specific Unsold Receivables or Unsold Related Security, if any, which are identified by such Obligor by reference to the applicable Receivables Contract or the applicable Unsold Receivables Contract, as the case may be (or otherwise identified by such Obligor in a writing delivered with such payment) as the Receivables or Related Security, on the one hand, or the Unsold Receivables or Unsold Related Security, on the other hand, with respect to which such payments should be applied; PROVIDED THAT where any Obligor makes payment and identifies the applicable Receivables Contracts or the applicable Unsold Receivables Contracts, as the case may be, of a group of two or more Receivables or Related Security or of a group of two or more Unsold Receivables or Unsold Related Security, as applicable, to which such payment shall be applied and such payment is in an amount less than the aggregate Outstanding Balance of such Receivables or Related Security or is in an amount less than the aggregate the outstanding balance of such Unsold Receivables or Unsold Related Security, as the case may be, such payment shall be applied pro rata to all such Receivables or Related Security, on the one hand, or Unsold Receivables or Unsold Related Security, on the other hand, as the case may be. In the absence of such identification by an Obligor, all payments made by an Obligor under a Contract generated by an office of a Company in a District that is not a Designated District shall be conclusively presumed to be payments on account of Transferred Receivables, and all payments made by an Obligor under a Contract generated by an office of a Company in a Designated District shall be conclusively presumed to be payments on account of Unsold Receivables.

            (c) In order to effect more fully the provisions of this Agreement, each of the parties hereto agrees that during an Enforcement Period, it shall not send any notices to the Obligors directing them to remit Collections of any Transferred Receivables or Related Security other than to a Lockbox Account, the Concentration Account or the Collection Account.

            (d) Collateral Agent agrees that it shall not, at any time prior to Enforcement, or during Enforcement prior to the later of payment in full of the Receivables Claim and the termination of the Related Documents, exercise any rights it may have under the Loan Documents to send any notices to Obligors (i) claiming the Collateral Agent's interest in the Transferred Receivables or Related Security, or (ii) directing such Obligors to make payments in any particular manner of any amounts due under the Transferred Receivables or Related Security; PROVIDED, HOWEVER, that the Collateral Agent may inform any Obligor of Unsold Receivables that such Unsold Receivables have been assigned to the Collateral Agent so long as such notices expressly state that all payments on account of such Unsold Receivables shall continue to be made as otherwise required pursuant to the terms of the Related Documents. Collateral Agent further agrees that, prior to the later of payment in full of the Receivables Claim and the termination of the Related Documents, if it receives payments directly from any Obligor on account of an Unsold Receivable, it shall immediately forward such payment to the Receivables Agent in order that the Receivables Agent may determine whether such payment was, in fact, properly allocated to such Unsold Receivable in accordance with the terms of this Section 2.3, and, if necessary pursuant to the terms hereof, reallocate such payment. Collateral Agent and Receivables Agent agree that the collection of Unsold Receivables pursuant to the terms of the Related Documents shall not render such Unsold Receivables to be deemed Transferred Receivables for the purposes of determining whether the aggregate Outstanding Balance of Transferred Receivables is in excess of $90,000,000 under the Loan Documents or for the purposes of determining availability based on Transferred Receivables under the Related Documents.

      2.4. Enforcement Actions. Each of the Lenders and the Receivables Agent agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person or the Collateral Agent from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

            (a) Subject to any applicable restrictions in the Related Documents, the Receivables Agent may at its option and without the prior written consent of the Companies or the Collateral Agent take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Related Documents and (ii) liquidate the Receivables Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets.

            (b) Subject to any applicable restrictions in and to the terms of the Loan Documents, and in compliance with the terms of the Collateral Agency and Intercreditor Agreement, the Collateral Agent or any of the Lenders, may, at its option, and without the prior written consent of any other party hereto, take any action to accelerate payment of or require cash collateral for the Lender Claim or any other obligation or liability arising under any of the Loan Documents and to foreclose or realize upon or enforce any of its rights with respect to the Lender Collateral or other collateral security, including (except as otherwise provided in Section 2.2(e) hereof) with respect to any Receivables Assets constituting Returned Goods that have been commingled with the Lender Collateral, or take any other actions as they deem appropriate; PROVIDED, HOWEVER, that the Collateral Agent shall not otherwise take any action to foreclose or realize upon or to enforce any rights it may have with respect to any of the Receivables Assets or the SPE Membership Collateral without the Receivables Agent's prior written consent unless the Receivables Claim or any other obligation or liability arising under any of the Related Documents shall have been first paid and satisfied in full and the Related Documents have terminated; PROVIDED, FURTHER, that the Receivables Agent shall not otherwise take any action to foreclose or realize any rights it may have with respect to any of the Lender Collateral without the prior written consent of the Collateral Agent (who shall be directed in this case by the Requisite Parties (as defined in the Collateral Agency and Intercreditor Agreement) unless the Lender Claim and each other obligation or liability arising under any of the Loan Documents shall have been the first paid and satisfied in full and the Loan Documents have terminated.

      2.5. Access to and Use of Lender Collateral and Receivables Assets. The Receivables Agent (on behalf of itself and the Purchaser), the Collateral Agent (on behalf of itself and the Lenders), the Companies and the SPE hereby agree that the Receivables Agent (on behalf of itself and the Purchaser) and the Collateral Agent (on behalf of itself and the Lenders) shall have the following rights of access to and use of the Receivables Assets and Lender Collateral respectively (in addition to other rights set forth in the Loan Documents or Related Documents):

            (a) Subject to any applicable restrictions in the Related Documents, the Purchaser and the Receivables Agent (or their agents, employees or designees) may enter one or more premises of the Companies or the SPE, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the Companies, the SPE, the Collateral Agent or any Lender, whether before, during or after an Enforcement Period, and may exercise any license rights and have access to and use of all Records located thereon and any of the Company's computer hardware and software for the purpose of obtaining information about and servicing the Receivables or any other property to which such access and use are granted under the Related Documents, in each case PROVIDED THAT such use is for the purpose of exercising or enforcing the Receivables Agent's rights, on behalf of the Purchaser, with respect to the Receivables Assets.

            (b) Subject to any applicable restrictions in the Loan Documents, the Collateral Agent (or their agents, employees or designees) may enter one or more premises of the Companies or the SPE, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to Castle, the Servicers, the Companies, the SPE, the Receivables Agent, or the Purchaser, whether before, during or after an Enforcement Period, and may have access to and use of all Unsold Receivables Records located thereon and use of any other property to which such access and use are granted under the Loan Documents, in each case PROVIDED THAT such use is for the purpose of exercising or enforcing the Collateral Agent's rights, on behalf of the Lenders, with respect to the Lender Collateral.

      2.6. No Amendment of Limited Liability Company Agreement of the SPE.So long as any Receivables Claim is outstanding, neither Collateral Agent nor any Lender shall or shall seek to amend, alter, change or repeal any provision of the Limited Liability Company Agreement of the SPE (including Schedule A thereof) in effect as of the date hereof and as attached hereto as Exhibit A.

      2.7. Agency for Perfection. The Receivables Agent and Collateral Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and Liens on the Lender Collateral and Receivables Assets described hereunder. In the event that the Receivables Agent obtains possession of any of the Lender Collateral Funds or proceeds of a Disposition of Lender Collateral or instruments or other property which could constitute Lender Collateral, the Receivables Agent shall notify the Collateral Agent of such fact, shall hold such Lender Collateral in trust and shall deliver such Lender Collateral Funds, proceeds and instruments to the Collateral Agent upon request, PROVIDED that such property so received or held by the Receivables Agent constitutes Lender Collateral. In the event that the Collateral Agent obtains possession of any of the Receivables Proceeds or instruments or other property which could constitute Receivables Assets, the Collateral Agent shall upon direction from the Lenders that are Requisite Parties (as defined in the Collateral Agency and Intercreditor Agreement) notify the Receivables Agent of such fact, shall hold such Receivables Assets in trust and shall deliver such Receivables Proceeds and instruments to the Receivables Agent upon request. Promptly upon receipt of such Receivables Proceeds or such instruments, the Collateral Agent shall notify each of the Lenders of such receipt and the amount of nature of such Receivables Proceeds or instruments, and the Lenders that are Requisite Parties agree to promptly direct the Collateral Agent to make such delivery, PROVIDED that such property so received or held by the Collateral Agent constitutes Receivables Assets.

      2.8. UCC Notices. In the event that the Purchaser or the Receivables Agent shall be required by the UCC or any other applicable law to give notice to the Collateral Agent of any intended disposition of any Receivables Assets, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

      2.9. Independent Credit Investigations. None of the Purchaser, the Receivables Agent, the Collateral Agent, any of the Lenders or any of their respective directors, officers, agents or employees shall be responsible to the other or to any other Person for the solvency, financial condition or ability of the Companies, the SPE or Castle or its Subsidiaries to repay the Receivables Claim or the Lender Claim, or for the worth of the Receivables Assets or the Lender Collateral, or for statements of the Companies, the SPE or Castle or its Subsidiaries, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the Lender Claim, the Related Documents, the Loan Documents, the Receivables Agent's interest in the Receivables Assets or the Collateral Agent's interest in the Lender Collateral. The Lenders and the Purchaser have entered into their respective agreements with Castle and its applicable Subsidiaries based upon their own independent investigations. None of the Purchaser, the Receivables Agent, Collateral Agent or any of the Lenders makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.9.

      2.10. Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, no party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives.

      2.11. Amendments to Financing Arrangements or to this Agreement. Each of the Companies shall, and each of the Lenders agrees to use reasonable efforts to give, concurrently with any written amendment or modification in the Loan Documents to which it is a party and concurrently with the execution and delivery of any Additional Future Debt Document (as defined in the Collateral Agency and Intercreditor Agreement) to which it is a party, prompt notice to the Receivables Agent of the same, and the Receivables Agent agrees to use reasonable efforts to, concurrently with any written amendment or modification in the Related Documents, notify the Lenders of the same; PROVIDED, HOWEVER, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Receivables Agent, each of the Lenders and the Collateral Agent shall, upon reasonable request of the other, provide copies of all such modifications, amendments and Additional Future Debt Documents to which it is party and copies of all other documentation in its possession relevant to the Receivables Assets or the Lender Collateral. Notwithstanding any confidentiality provisions in the Related Documents and the Loan Documents, the Companies, Receivables Agent and the Collateral Agent hereby agree that the foregoing sharing of documentations relevant to the Receivables Assets or the Lender Collateral shall not create a cause of action against any party hereto. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

      2.12. Marshalling of Assets. Nothing in this Agreement will be deemed to require the Receivables Agent (i) to proceed against certain property securing the Receivables Claim (or any other obligation or liability under the Related Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Receivables Assets upon the enforcement of the Receivables Agent's remedies under the Related Documents. Nothing in this Agreement will be deemed to require the Collateral Agent (i) to proceed against certain property securing the Lender Claim (or any other obligation or liability under the Loan Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Lender Collateral upon the enforcement of the Collateral Agent's remedies under the Loan Documents.

      2.13. Access to Books and Records. The Collateral Agent hereby acknowledges that the Receivables Agent or its representatives or invitees, subject to any applicable restrictions in the Related Documents, may enter upon any properties of any Company that the Collateral Agent (on behalf of the Lenders) has a Lender Interest at any time to inspect, remove or otherwise deal with any books and records or exercise any access, license or other use rights granted under the Related Documents related to the Receivable Assets without interference by the Collateral Agent or liability of the Receivables Agent to the Collateral Agent.

      2.14. Relative Rights. The Collateral Agent and the Lenders shall be entitled to rely on the power and authority of the Receivables Agent to act on behalf of its principals to the extent the provisions hereof have the Receivables Agent so act, and the Receivables Agent and the Purchaser shall be entitled to rely on the power and authority of Collateral Agent to act on behalf of its principals to the extent the provisions hereof have the Collateral Agent so act.

      2.15. Effect Upon Loan Documents and Related Documents. By executing this Agreement, the Companies and the SPE agree to be bound by the provisions hereof
(i) as they relate to the relative rights of the Collateral Agent (on behalf of itself and the Lenders) with respect to the property of the Companies and (ii) as they relate to the relative rights of the Receivables Agent and the Purchaser as creditors of the SPE. Each Company acknowledges that the provisions of this Agreement shall not give such Company any substantive rights as against the Collateral Agent or the Lenders and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Loan Documents as between the parties thereto (except to the extent that this Agreement identifies collateral granted by the Companies to the Receivables Agent, on the one hand, and the Collateral Agent for the benefit of the Lenders, on the other hand). The Receivables Agent and the SPE acknowledge that the conditions of Sections 4.04(q) of the Sale Agreement and subsections (B) and (C) of clause (m) of the definition of the term "Permitted Originator Encumbrance" in Annex X to the Sale Agreement have been satisfied. The SPE acknowledges that the provisions of this Agreement shall not give the SPE any substantive rights as against the Receivables Agent or any of the Purchaser and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Related Documents as among the parties thereto. Each Company acknowledges that the provisions of this Agreement shall not give any Company any substantive rights as against the Receivables Agent or any of the Purchaser and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Related Documents as among the parties thereto. Each of the Companies and the SPE further acknowledges that the provisions of this Agreement shall not give any such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Related Documents as between the Companies and the SPE. Notwithstanding the foregoing, each of the Receivables Agent and the Collateral Agent agrees, that, as between themselves and their respective constituents, to the extent the terms and provisions of the Loan Documents or the Related Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

      2.16. Nature of the Lender Claim and Modification of Loan Documents. Each of the SPE and the Receivables Agent, on behalf of the Purchaser, acknowledges that the Lender Claim and other obligations and liabilities owing under the Loan Documents are or may be, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the SPE, the Purchaser or the Receivables Agent and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, each of the SPE, the Purchaser and the Receivables Agent hereby agrees that the maximum amount of Lender Claim and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

      2.17. Nature of the Receivables Claim and Modification of Related Documents. The Companies and the Collateral Agent acknowledge that the Receivables Claim and other obligations and liabilities owing under the Related Documents are, in part, revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Related Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by the Companies or the Collateral Agent and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, each of the Companies and the Collateral Agent hereby agrees that the maximum amount of Receivables Claim and other obligations and liabilities owing under the Related Documents may be increased at any time and from time to time to any amount. The parties hereto acknowledge that, under the Loan Documents, the Transferred Receivables having the aggregate Outstanding Balance in excess of $90,000,000 are subject to a Lien in favor of the Collateral Agent, and, until the Lender Claim has been paid and satisfied in full in cash and the Loan Documents are terminated, the Receivables Agent agrees not to amend by entering into one or more other agreements the Purchase Agreement to provide for the Maximum Purchase Limit (as defined therein) to exceed $65,000,000.

      2.18. Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article.

      2.19. Filing. To and until the date which is one year and one day after the later of the date the Receivables Claim shall have been paid in full and the Related Documents have been terminated, each of the Collateral Agent (on behalf of itself and the Lenders), Castle and the Companies agree that it shall not consent to or vote for the filing of any petition in bankruptcy for the SPE or the Independent Member.

      2.20. True Sale. The Collateral Agent, on behalf of the Lenders, agrees that it will not seek to challenge the characterization of the transfers of Receivables Assets pursuant to the Sale Agreement as being true sales or other outright conveyances thereof, and will not seek to substantively consolidate the SPE or the Independent Member with any of the Companies or any Companies' other Subsidiaries.

      2.21. Pledge of SPE Membership Collateral. The Receivables Agent hereby agrees that, notwithstanding anything to the contrary contained in the Related Documents, the Companies may pledge to the Collateral Agent all of their right, title and interest in and to their membership interests in the SPE, together with all rights of the Companies to receive any payment of money or other distribution and other rights relating thereto; PROVIDED, HOWEVER, that the Receivables Agent is furnished for review not more than five (5) business days prior to the execution of any pledge agreement relating to such pledge, a copy of such pledge agreement setting forth provisions substantially similar to those attached hereto as Exhibit B; PROVIDED, FURTHER, that Collateral Agent shall not obtain, and Castle and the Independent Member hereby agree that they shall not create, incur, assume or suffer to exist, any pledge, lien, security interest, hypothecation, assignment, charge or encumbrance of any nature upon or with respect to (a) the Independent Member's membership interest or other equity interest in the SPE (the "INDEPENDENT MEMBER'S SPE INTEREST") and (b) Castle's equity interest in the Independent Member (the "CASTLE'S INDEPENDENT MEMBER INTEREST"), in each case now owned or hereafter acquired, and the Collateral Agent, Castle and the Independent Member agree that they shall not file under the Uniform Commercial Code of any jurisdiction a financing statement which names Castle or the Independent Member, as applicable, as a debtor, or execute any security agreement authorizing any secured party thereunder to file such financing statement with respect to the Independent Member's SPE Interest or Castle's Independent Member Interest.

                            ARTICLE 3. MISCELLANEOUS

      3.1. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 3.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth on Schedule 3.1 attached hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

      3.2. Agreement Absolute. Each of the Receivables Agent and the Purchaser shall be deemed to have entered into the Related Documents in express reliance upon this Agreement and the Lenders and the Collateral Agent shall be deemed to have entered into the Loan Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against Castle or any of its Subsidiaries or the SPE under the Bankruptcy Code and all references herein to Castle or any of its Subsidiaries or the SPE shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Collateral Agent, the Lenders, the Purchaser and the Receivables Agent shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

      3.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns. The successors and assigns for Castle and its Subsidiaries, Companies and the SPE shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Lenders, the Collateral Agent, the Purchaser, or the Receivables Agent, as the case may be, shall include any successor Lender or Purchaser under the Loan Documents or the Related Documents, as the case may be, and any Collateral Agent or the Receivables Agent appointed under the terms of the Collateral Agency and Intercreditor Agreement or the Purchase Agreement, as applicable. Each of the Collateral Agent and the Receivables Agent agrees not to transfer any interest it may have in the Loan Documents or the Related Documents, as applicable, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the Reimbursement Agreements or the BofA Letters of Credit shall be refinanced, replaced or refunded, Castle, the Companies, the SPE, the Purchaser, BofA and the Receivables Agent hereby agree, at the request of the Receivables Agent or lenders under the facility that so refinances, replaces or refunds the financing under the Reimbursement Agreements or the BofA Letters of Credit, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Related Documents shall be refinanced, replaced or refunded, the Collateral Agent hereby agrees, at the request of the agent or purchasers under the facility or other agreements that so refinance, replace or refund the financing under the Related Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchaser on substantially the same terms as herein provided. In the event that the financing provided under the Note Agreements shall be refinanced, replaced or refunded, Castle, the Companies, the SPE, the Purchaser, the Receivables Agent and the Noteholders hereby agree that, at the request of the noteholders under the facility or other agreements that so refinance, replace or refund the financing under the Note Agreements, to execute and deliver a new intercreditor agreement with such noteholders on substantially the same terms as herein provided. In the event that the financing provided under the Trade Acceptance Purchase Agreement shall be refinanced, replaced or refunded, Castle, the Companies, the SPE, the Purchaser, Northern Trust and the Receivables Agent hereby agree, at the request of the Receivables Agent or lenders under the facility or other agreements that so refinance, replace or refund the financing under the Trade Acceptance Purchase Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that any financing provided under any Additional Future Debt Document (as defined in the Collateral Agency and Intercreditor Agreement) shall be refinanced, replaced or refunded, Castle, the Companies, the SPE, the Purchaser, Northern Trust, Noteholders, BofA and the Receivables Agent hereby agree, at the request of the Receivables Agent or lenders under the facility or other agreements that so refinance, replace or refund the financing under such Additional Future Debt Document, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. The Collateral Agent represents that it is authorized to execute this Agreement at the direction of the Lenders and their respective successors and assigns, and the Receivables Agent represents that it is authorized to execute this Agreement on behalf of the Purchaser and its successors and assigns.

      3.4. Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, or priority by reason of this Agreement.

      3.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) OF THE STATE OF NEW YORK.

      3.6. Waiver of Jury Trial. Each of the parties hereto hereby waives its respective rights to a jury trial of any action or proceeding arising out of or relating to this Agreement. This waiver is irrevocable and may not be modified either orally or in writing (other than by a mutual written waiver specifically referencing this Section 3.6 executed by all of the parties hereto).

      3.7. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      3.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      3.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      3.10. Additional Future Debt. Castle hereby agrees to cause each holder of Additional Future Debt (as defined in the Collateral Agency and Intercreditor Agreement) to become a party hereto by executing and delivering a Joinder Agreement. Each Company, the Receivables Agent, the SPE, the Independent Member, the Collateral Agent and each then-existing Lender agrees to execute and deliver to each other party hereto a Joinder Agreement. Each of the undersigned agrees that, effective from and after the date of the execution and delivery of each Joinder Agreement such holder of such Additional Future Debt shall be, and shall be deemed for all purposes to be, a party hereto with the same force and effect, and subject to the same agreements, representations, covenants, guarantees, indemnities, liabilities and obligations, as if such holder were, effective as of such date, an original signatory to this Agreement.

      3.11. Collateral Agent. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as security agent pursuant to the provisions of the Collateral Agency and Intercreditor Agreement. Any and all rights granted to the Collateral Agent under this Agreement are granted subject to its rights and obligations in favor of the Lenders set forth in the Collateral Agency and Intercreditor Agreement and subject to the indemnities of the Lenders in favor of the Collateral Agent contained therein. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Receivables Agent, Purchasers under the Purchase Agreement, the Companies, the Independent Member, the Lenders and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Receivables Agent, Purchasers under the Purchase Agreement, the Companies, the Independent Member, the Lenders and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers hereunder subject to the direction and indemnity of the Lenders as provided in the Collateral Agency and Intercreditor Agreement, and each of the Lenders, by execution and delivery of this Agreement, hereby directs the Collateral Agent to take all actions required of it hereunder and, if requested by the Collateral Agent, agrees to reaffirm such direction from time to time.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           AS RECEIVABLES AGENT

                                           By /s/ John L. Dale
                                              ---------------------------------
                                           Name: John L. Dale
                                           Title: Its Duly Authorized Signatory

                                   U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

                                   By: /s/ Maryanne Y. Dufresne
                                       -----------------------------------------
                                    Name: Maryanne Y. Dufresne
                                    Title: Assistant Vice President

                                   Address: 225 Asylum Street, 23rd Floor
                                            Hartford, CT  06103
                                            Attention: Maryanne Y. Dufresne
                                            Facsimile: (860) 241-6897

                 [Signature Page to the Intercreditor Agreement]

                                            NATIONWIDE LIFE INSURANCE COMPANY

                                            By: /s/ Joseph P. Young
                                                ------------------------------
                                             Name: Joseph P. Young
                                             Title: Credit Officer
                                                       Fixed Income Securities

                [Signature Page to the Intercreditor Agreement]

                                          UNITED OF OMAHA LIFE INSURANCE COMPANY

                                          By: /s/ Edwin H. Garrison, Jr.
                                              ----------------------------------
                                           Name: Edwin H. Garrison, Jr.
                                           Title: First Vice President

                                          MUTUAL OF OMAHA LIFE INSURANCE
                                          COMPANY

                                          By: /s/ Edwin H. Garrison, Jr.
                                              ----------------------------------
                                           Name: Edwin H. Garrison, Jr.
                                           Title: First Vice President

                [Signature Page to the Intercreditor Agreement]

                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By: /s/ David A. Barras
                                            ------------------------------------
                                         Name: David A. Barras
                                         Title: Its Authorized Representative

                [Signature Page to the Intercreditor Agreement]

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By: /s/ Mark A. Ahmed
                                            -------------------------------
                                         Name: Mark A. Ahmed
                                         Title: Managing Director

                 [Signature Page to the Intercreditor Agreement]

                                        ALLSTATE LIFE INSURANCE COMPANY

                                        By: /s/ Bill Schmidt
                                            ---------------------------
                                         Name: Bill Schmidt
                                         Title: Authorized Signatory

                                        By: /s/ Jerry D. Zinkula
                                            ---------------------------
                                         Name: Jerry D. Zinkula
                                         Title: Authorized Signatory

                 [Signature Page to the Intercreditor Agreement]

                                             BANK OF AMERICA, N.A.

                                             By: /s/ Michael G. Staunton
                                                 ----------------------------
                                              Name: Michael G. Staunton
                                              Title: Senior Vice President

                 [Signature Page to the Intercreditor Agreement]

                                                  THE NORTHERN TRUST COMPANY

                                                  By: /s/ Greta Satek
                                                      ------------------------
                                                   Name: Greta Satek
                                                   Title: Vice President

                 [Signature Page to the Intercreditor Agreement]

                                        A. M. CASTLE & CO.

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                                        CASTLE SPFD, LLC

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                                        CASTLE IND MGR, INC.

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                                        TOTAL PLASTICS, INC.

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                                        OLIVER STEEL PLATE CO.

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                                        KEYSTONE TUBE COMPANY, LLC

                                        By: /s/ Jerry M. Aufox
                                            -----------------------
                                         Name: Jerry M. Aufox
                                         Title: Secretary

                 [Signature Page to the Intercreditor Agreement]